UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 9, 2012

GenOn Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16455	76-0655566
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Main Street, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	832-357-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

A Special Meeting of Stockholders (the “Special Meeting”) of GenOn Energy, Inc. (the “Company” or “GenOn”) was held on November 9, 2012, in Houston, Texas. The following matters were submitted to a vote of the Company’s stockholders:

Proposal 1: Votes regarding the proposal to approve the merger contemplated by the Agreement and Plan of Merger, dated as of July 20, 2012, by and among NRG Energy, Inc. (“NRG”), Plus Merger Corporation and the Company were as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
616,218,447	3,938,852	884,989	—

Proposal 2: Votes regarding the proposal to conduct an advisory vote on the merger-related compensation arrangements of the Company’s named executive officers were as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
441,405,978	117,832,745	1,803,565	—

Proposal 3: Votes regarding any motion to adjourn the GenOn Special Meeting, if necessary, to solicit additional proxies were as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
577,775,166	42,659,385	607,737	—

Item 7.01 Regulation FD Disclosure.

On November 9, 2012, GenOn and NRG issued a joint press release announcing the results of the proposals considered at each company’s special meeting. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein. The press release contains certain forward-looking statements, all of which are subject to the cautionary statement about forward-looking statements set forth therein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Joint Press Release of GenOn and NRG, issued November 9, 2012.

INFORMATION FURNISHED

The information in Item 7.01 and in the exhibit 99.1 included as part of this Form 8-K are being furnished, not filed. Accordingly, the information will not be incorporated by reference into any filing or report by us with the Securities and Exchange Commission, whether made before or after the date hereof, unless specifically identified as being incorporated by reference therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GenOn Energy, Inc.

November 12, 2012	By:	/s/ Thomas C. Livengood

Name: Thomas C. Livengood
Title: Senior Vice President and Controller

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Exhibit Index

Exhibit No.	Description

99.1	Joint Press Release of GenOn and NRG, issued November 9, 2012.